EXHIBIT 5.1
[SAUL EWING LLP LETTERHEAD]
September 29, 2006
OSI Pharmaceuticals, Inc.
41 Pinelawn Road
Melville, New York 11747
Ladies and Gentlemen:
          We refer to the Registration Statement on Form S-8 (the “Registration Statement”) of OSI Pharmaceuticals, Inc., a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission covering the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 950,000 shares of common stock, par value $.01 per share, of the Company (the “Shares”), (i) 100,000 shares of which are issuable under the OSI Pharmaceuticals Savings-Related Share Option Scheme, and (ii) 850,000 shares of which are issuable under the OSI Pharmaceuticals, Inc. Stock Incentive Plan for New Hires (together, the “Plans”).
          We have examined the Registration Statement and such records, certificates and documents as we have deemed necessary or appropriate for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies.
          Based on and subject to the foregoing, it is our opinion that:
          1. the Company is duly organized, validly existing and in good standing under the laws of the State of Delaware; and
          2. the issuance of the Shares have been duly authorized and, when issued in accordance with the terms of the Plans, the shares will be duly and validly issued, fully paid and non-assessable.
          We hereby consent to use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares for the Company and as having prepared this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ SAUL EWING LLP

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